UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 17, 2022
CAMDEN PROPERTY TRUST
(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
11 Greenway Plaza, Suite 2400, Houston, TX 77046
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (713) 354-2500
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares of Beneficial Interest, $.01 par value	CPT	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant of Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On March 17, 2022, Camden Property Trust, a Texas real estate investment trust (the “Company”), entered into Interest Purchase Agreements (the “Purchase Agreements”) with Teacher Retirement System of Texas (“Seller”) pursuant to which, among other things, Seller agreed to sell to the Company or its affiliate Seller’s 68.7% limited partnership interest in each of Camden Multifamily Value Add Fund, L.P. and Camden Multifamily Co-Investment Fund, L.P. (collectively, the “Funds”). The aggregate purchase price to be paid by the Company to Seller at the closing of the transactions contemplated by the Purchase Agreements (collectively, the “Transactions”) is approximately $1.1 billion, after adjusting for approximately $520 million of existing secured mortgage debt of the Funds (which will remain outstanding after closing). The Company currently intends to initially fund the Transactions through cash on hand and borrowings under the Company’s $900 million unsecured line of credit. A wholly-owned subsidiary of the Company is the general partner of, and the Company directly or indirectly is the holder of a 31.3% interest, in each of the Funds. At the closing of the Transactions, the Company will directly or indirectly be the holder of 100% of the partnership interests in each of the Funds.

The Purchase Agreements contain customary representations and warranties by each party. The Purchase Agreements provide for a closing of the Transactions on or before May 2, 2022, subject to the satisfaction or waiver of certain conditions, including the accuracy of each party’s representations and warranties, subject in most cases to materiality qualifications, and material compliance with each party’s covenants set forth in the Purchase Agreements.

The foregoing description of the Purchase Agreements and the Transactions in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreements, copies of which are filed as Exhibits 2.1 and 2.2 hereto and incorporated by reference herein.

Item 7.01    Regulation FD Disclosure.

On March 18, 2022, the Company issued a press release announcing the entry into the Purchase Agreements. A copy of the press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title

2.1	Interest Purchase Agreement, dated as of March 17, 2022, among Teacher Retirement System of Texas, Camden Property Trust and Camden Multifamily Value Add Fund GP LLC relating to Camden Multifamily Value Add Fund, L.P.

2.2	Interest Purchase Agreement, dated as of March 17, 2022, among Teacher Retirement System of Texas, Camden Property Trust and Camden Multifamily Value Add Fund GP LLC relating to Camden Multifamily Co-Investment Fund, L.P.

99.1	Press Release dated March 18, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2022		CAMDEN PROPERTY TRUST

	By:	/s/ Michael P. Gallagher
Michael P. Gallagher
Senior Vice President — Chief Accounting Officer